How to Establish your Liberty(TM) Simple IRA Plan

The forms in this booklet are the only forms you need to adopt a Liberty SIMPLE IRA Plan. You must complete the following steps:

1 Complete IRS Form 5304-SIMPLE. Review the instructions carefully to determine whether or not you are eligible to establish a SIMPLE IRA Plan, and which employees are eligible to contribute. Additional information is available in IRS Notice 98-4, available through the IRS. You may wish to consult with your tax and/or legal advisors.

2 Determine the plan effective date and the initial 60 day enrollment period. This initial 60 day enrollment period (or longer period, if you elect) must include either the effective date or the day before the effective date. For example, if you choose July 1, 1998 as the effective date, the election period may begin as early as May 3, 1998 or as late as July 1, 1998. Employees can submit and change salary reduction agreements at any time during the enrollment period. Eligible employees must be allowed to contribute as soon as administratively possible after the effective date. Newly eligible employees must also be given at least a 60 day enrollment period. This period must include the day the employee becomes eligible, or the prior day.

3 Complete the IRS Model Notification to Employees and provide a copy to each eligible employee along with the IRS Model Salary Reduction Agreement. You must provide this notification immediately before the 60 day enrollment period begins. This notifies employees that they are eligible to participate and indicates what type of employer contribution you will make. It also tells employees when they must enroll and that they may select a SIMPLE IRA provider. You may use your own forms if you prefer.

4 Provide each eligible employee with a Summary Description. You must provide the Summary Description immediately before the 60 day enrollment period begins. If the employee is using the Liberty SIMPLE IRA, provide copies of pages 1 and 2 of the completed Form 5304-SIMPLE with Article VI completed by Liberty Financial Investments. If the employee is using another SIMPLE IRA provider, you may supply pages 1 and 2 of a completed Form 5304-SIMPLE with Article VI completed by the other financial institution. See form 5304-SIMPLE instructions and IRS Notice 98-4 for additional information.

5 Provide each eligible employee with a Liberty SIMPLE IRA employee kit. This kit includes the Liberty SIMPLE IRA Custodial Agreement and Application, Disclosure Statement and other pertinent information. If an eligible employee does not elect a SIMPLE IRA provider by the time contributions are to begin, you must establish one for your employee. You may use the Liberty SIMPLE IRA.

6 Complete the Liberty SIMPLE IRA Employer Adoption Agreement. You must complete and sign the Adoption Agreement before Liberty Financial Investments can establish your SIMPLE IRA Plan. Liberty Financial Investments can only accept SIMPLE-IRA contributions from adopting employers who agree to use the CPI-Lite Software. [Note: You must forward employee salary deferrals to the financial institution maintaining your employee's SIMPLE IRA as soon as they can reasonably be segregated from your general assets, but in no event later than 30 days after the month they are withheld from the employee's paycheck. Your matching or non-elective contributions must be made to the selected financial institution no later than the due date

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(including extensions) for filing your federal income tax return for the year.]

7 Send:

(bullet) A copy of your completed Form 5304-SIMPLE (keep the original for your records)

(bullet) Your signed Liberty SIMPLE IRA Employer Adoption Agreement

(bullet) All employee Liberty SIMPLE IRA Applications

To:
Colonial Investors Service Center, Inc.
ATTN: Retirement Plan Services
P.O. Box 1722
Boston, MA 02105-1722

Software Specifications

Requirements for utilizing:

CPI-Lite Software
Processor      IBM PC or compatible with 486 or higher processor
Hard Drive     6 MB of free space for each package
Disk Drive     3.5" diskette
Memory         8 MB of RAM
Monitor        EGA/VGA or higher resolution video card
Printer        HP LaserJet or compatible
Mouse          Microsoft Mouse or compatible
MS-DOS         5.0 or later
Windows        3.1 or later (Not Windows NT compatible)
Modem          2400 Baud or higher, Hayes compatible

Liberty(TM) SIMPLE IRA Employer Adoption Agreement

Employer       Telephone

Address
City      State     ZIP

Instructions: Read Sections I and II carefully. Select a class of shares in
Section I. Sign the Adoption Agreement in Section III. You must complete both Sections I and III before Liberty Financial Investments can establish your SIMPLE IRA Plan and accept any plan contributions. Your financial services firm must complete Section IV.

Section I -- Class of Shares

All contributions you and your employees make to the Liberty SIMPLE IRA Plan will be invested in mutual funds available through Liberty Financial Investments, Inc., (the "Sponsor"). The Sponsor offers three classes of shares. You may select only one class of shares for all plan investments. The following is a summary only. You must read the prospectus for the funds before selecting the class of shares.

Choose ONE:

Section II -- CPI-Lite Agreement

In connection with the provision to the Employer of the Colonial Plan Investor-Lite software (the "Software") the Employer hereby agrees to the following:

1. BankBoston, N.A., Custodian, and its Agent, Colonial Investors Service Center, Inc., will only accept SIMPLE IRA Plan contributions which are transmitted using the Software. Any

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contributions that are not transmitted using the Software will be returned to the Employer, unless Colonial Investors Service Center, Inc., has otherwise agreed to accept such contributions in advance and in writing.

2. The entry of any information into and the initiation of any transaction through the Software shall have been duly and properly authorized, to the extent required by law or any plan document, by the plan participant and/or any other person, and the Employer shall have received all necessary and proper documentation evidencing such authorization and/or relating to such information or transactions.

3. The Employer authorizes Colonial Investors Service Center, Inc. to invest contributions and execute transactions in accordance with the instructions transmitted by the Employer using the Software.

4. Any information entered into the Software shall be accurate and complete in all material respects.

5. Use of the Software by the Employer shall be solely in accordance with its purpose. The Employer shall not reverse engineer, disassemble or decompile the Software or any part thereof.

6. The Employer shall indemnify and hold harmless the Custodian, Colonial Investors Service Center, Inc., each of the Colonial, Newport or Stein Roe Advisor funds, Liberty Financial Investments, Inc., and each of their respective affiliates, officers, directors, agents and employees, from any and all damages, liabilities, cost and expenses (including reasonable attorneys' fees) arising out of this Agreement and the Employer's entry of information into or initiation of any transaction through the Software.

7. The Employer has reviewed the Software specifications below, agrees to maintain computer systems adequate to run the Software and accepts full and sole responsibility for doing so.

Section III -- Signature

The above-named Employer makes the Class of Shares designation in Section I, and has read and agrees to the terms of the CPI-Lite Agreement set forth in Section II.

Signature of Authorized Employer Representative      Date

Print Name    Title

Section IV -- Financial Services Firm

For Dealer Use Only -- To be completed by a representative of your financial services firm.BankBoston, N.A., is hereby authorized and appointed on behalf of the below-signed financial services firm to execute the purchase transactions in accordance with the terms and conditions of SIMPLE IRA applications made in connection with the above-named employer's Liberty SIMPLE IRA Plan, and to confirm each purchase and to forward to the applicant a copy of each new prospectus of the designated funds or supplements thereto, delivered to you for that purpose. With respect to each purchase, the amount of any commissions due will be remitted to the financial services firm, except that no commissions will be paid to the firm for any transactions for which the firm's net sales commission is less than $1.00. The financial services firm's representative also represents that he may lawfully sell shares of the designated funds in the state designated as the applicant's record address, and that he has entered into a dealer agreement with the principal underwriter with respect to the sale of shares of the designated fund(s).

The SIMPLE IRA applications are submitted in accordance with our selling agreement with Liberty Financial Investments, Inc. (LFII), and the Fund's prospectus. We will notify LFII of any purchase made under a Statement of Intent, Right of Accumulation or Sponsored Arrangement.

Representative's Name    Branch Office Number

Representative's Number       Name of Financial Services Firm

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Representative's Phone Number      Main Office Address

Account # for Client at Financial Services Firm Main Office Address

Branch Office Address

City      State     ZIP

Authorized Signature

Liberty(TM) Simple IRA Application

Please print. For assistance in completing this form, call 1-800-799-7526.

1        Your employer

         Employer Name     Employer Telephone Number

2        Your name and address

         Name     Telephone Number

         Address

         City     State    ZIP

         Social Security Number     Date of Birth

3        Your beneficiary

The following person(s) is/are designated to receive the balance of my SIMPLE IRA upon my death. If no primary or contingent beneficiary survives me, or if I have not named a beneficiary hereunder, any balance remaining in the plan will be payable to my surviving spouse if I am married; otherwise to my estate.

Primary Beneficiary      Spouse Non-Spouse

Social Security Number   Date of Birth

Contingent Beneficiary*  Spouse Non-Spouse

Social Security Number   Date of Birth

*A contingent beneficiary will receive proceeds only if all primary beneficiaries predecease the SIMPLE IRA holder.

Spousal Consent: I am the spouse of the above named Participant. I hereby consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequences that may result. I acknowledge that a designation of a non-spouse beneficiary may not be effective in my state without my consent, and that I should consult my legal advisor. No legal or tax advice was given to me by Liberty Financial Investments, Inc. or BankBoston, N.A., as the Custodian.

Print Spouse's      Spouse's Signature       Date

4        Your Investment Selection

I direct the Custodian to invest all contributions and reinvest all dividends and capital gains distributions in shares of the following funds unless otherwise specified and until I provide additional investment instructions. I understand that if no funds are designated, my contributions will remain uninvested pending proper investment directions from me or my employer were applicable.

Investment Amount

% or $ amount*

Fund Name

Fund Name

Fund Name

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*Figures must equal total dollar amount of initial contribution or 100%.   Total

5        Your Signature

I hereby establish a Liberty SIMPLE IRA, appoint BankBoston, N.A., as Custodian, direct contributions to be invested as provided in Section 4 of this application and designate the beneficiary(ies) named in Section 3. I also hereby:

(a) acknowledge that I have received, read and understood the Liberty SIMPLE IRA Custodial Agreement (IRS Form 5305-SA and any attachments thereto) and the Liberty SIMPLE IRA Disclosure Statement and I agree to the provisions of those documents;

(b) agree that I have received and read the Summary Description and Notice from the Employer relating to the Employer's SIMPLE IRA Plan;

(c) acknowledge that I have received and read a current prospectus for the Fund(s) selected in Section 4 of this Application and that this SIMPLE IRA account will be subject to the prospectus as amended from time to time;

(d) consent to the Custodial Account fee of $25 (subject to change as provided in the Liberty SIMPLE IRA Custodial Agreement);

(e) certify that I am eligible to establish this SIMPLE IRA Account and make elective deferrals and, where applicable, rollover and transfer contributions to the Account;

(f) certify, under penalty of perjury, that my Social Security number is correctly stated on this Application;

(g) understand that certain redemptions may be subject to a Contingent Deferred Sales Charge (CDSC); and

(h) understand that a financial services firm retained by my Employer may receive a commission as a result of my SIMPLE IRA investments; as discussed in the Fund(s) prospectus. This could include front-end loads or CDSCs.

Participant Signature         Date

Important:

Return this Application to your Employer along with your completed Salary Reduction Agreement.

Custodian Acceptance

This plan shall be deemed to have been accepted by the Custodian, BankBoston, N.A., upon receipt by its Agent, Colonial Investors Service Center, Inc., of all necessary forms, properly completed.

Liberty(TM) Simple IRA Transfer of Assets Form

This form must be accompanied or preceded by a Colonial, Stein Roe Advisor or Newport fund prospectus describing the fund's policies, sales charges, expenses and other matters of interest to prospective investors.

How to transfer assets to a Liberty SIMPLE IRA:

(bullet) Complete this Transfer of Assets Form and return it to Colonial Investor Service Center, Inc.

(bullet) If you don't currently have a Liberty SIMPLE IRA, you also need to complete a SIMPLE IRA Application. Return the Application and Salary Reduction Agreement to your employer. Colonial Investors Service Center, Inc. will not initiate the transfer of assets until we receive your SIMPLE IRA Application from your employer.
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1        Name and Address - Please Print

Name      Social Security Number

Address        Telephone Number

City      State     ZIP

2        SIMPLE IRA Assets To Be Transferred

SIMPLE IRA Custodian/Trustee       Account Number

Address        Account Number

City      State     ZIP

3        Investment Selection

I am establishing a new Liberty SIMPLE IRA. My investment choices are indicated on the attached Liberty SIMPLE IRA Application.

I already have a Liberty SIMPLE IRA. Please invest these transferred assets as follows:

               Investment Amount

Fund Name(s)   Account #      $ or %*

Total

*Figures must equal total dollar amount of initial contribution or 100%.

4        SIMPLE IRA Owner's Authorization

To BankBoston, N.A.: Please initiate a Transfer of Assets with my existing SIMPLE IRA Trustee or Custodian. I certify that this Transfer of Assets is permissible under Sections 408(a) and 408(p) of the Internal Revenue Code.

To Resigning Trustee or Custodian: I have established a SIMPLE IRA with Liberty Financial Investments, Inc. I want to initiate a Transfer of Assets from my SIMPLE IRA account(s) indicated in Section 2. Please act on the instructions below.

I would appreciate your prompt attention to this request.

Check one of the following options:

A   Liquidate all or part ($___________) of the account(s) indicated and send
the proceeds immediately or n at maturity   /   /   (date) in cash as described
in Section 5 below.

B   Transfer in kind all my shares, i.e. re-register, of the following Colonial,
Stein Roe Advisor or Newport fund(s), account number(s)__________________, to BankBoston, N.A., Custodian. Please provide Colonial Investors Service Center, Inc., Agent for the Custodian, with transfer instructions signed by an authorized officer of your company/institution. I acknowledge that a penalty may apply for early withdrawals from certain types of investments, such as certificates of deposit.

Name

Signature of SIMPLE IRA Account Holder  Date      Signature guarantee
                                                  (By eligible guarantor if
                                                  necessary as explained below)*

5        Payment Instructions/Custodian Acceptance

To be completed by Colonial Investors Service Center, Inc.BankBoston, N.A., has agreed to serve as Custodian for the above-named person's SIMPLE IRA Account. As Custodian, BankBoston, N.A., will accept the assets in the manner selected in
Section 4 above upon receipt of properly completed paperwork. Please forward the assets on a custodian/trustee-to-custodian basis and make the check payable to Colonial Investors Service Center, Inc., (Agent for BankBoston, N.A.). Send the check, along with a copy of this request, to:

Colonial Investors Service Center, Inc., Attn: Retirement Plan Services, P. O. Box 1722, Boston, MA 02105-1722.

Please include the following information on your check:

Account Number      For the Benefit of (FBO)

Account Number

Account Number

*The signature of the SIMPLE IRA depositor (participant) may require a guarantee by a bank, a trust company, a member of a domestic stock exchange or any other eligible guarantor institution. Notarization is not acceptable. The resigning trustee/custodian or employer will inform you if this is necessary.

Liberty(TM) Simple IRA Custodial  Agreement
Form 5305-SA

(Under Section 408(a) and 408(p) of the Internal Revenue Code) (December 1996) Department of the Treasury
Internal Revenue Service

Name of Custodian   Address or Principal Place of Business of Custodian
BankBoston, N.A.    c/o Colonial Investors Service Center, Inc.
One Financial Center, 9th FL, Boston, MA 02111

The Participant whose name appears above is establishing a savings incentive match plan for employees of small employers individual retirement account (SIMPLE IRA) under sections 408(a) and 408(p) of the Internal Revenue Code to provide for his/her retirement and for the support of his/her beneficiaries after death.

The Custodian named above has given the Participant the disclosure statement required under Regulation section 1.408-6.

The Participant and the Custodian make the following agreement:

Article I

The Custodian will accept cash contributions on behalf of the participant's employer under the terms of a SIMPLE Plan for a tax year of the Participant. In addition, the custodian will accept transfers or rollovers from other SIMPLE IRAs of the participant. No other contributions will be accepted by the custodian.

Article II

The Participant's interest in the balance in the custodial account is nonforfeitable.

Article III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

Article IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the

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Participant's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposal Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected, by the time distributions are required to begin to the Participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable, as to the Participant and the surviving spouse, and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Participant's entire interest in the custodial account must be, or begin to be, distributed by the Participant's required beginning date (April 1 following the calendar year end in which the Participant reaches age 70-1/2). By that date, the Participant may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a) A single sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly or annual payments over the life of the Participant.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly or annual payments over the joint and last survivor lives of the Participant and his/her designated beneficiary.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Participant's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Participant and his/her designated beneficiary.

4. If the Participant dies before his/her entire interest is distributed to him/her, the entire remaining interest will be distributed as follows:

     (a) If the Participant dies on or after distribution of his/her interest has begun, distribution must continue to be made in accordance with paragraph 3.

     (b) If the Participant dies before distribution of his/her interest has begun, the entire remaining interest will, at the election of the Participant or, if the Participant has not so elected, at the election of the beneficiary or beneficiaries, either;

     (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Participant's death, or

     (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Participant's death. If, however, the beneficiary is the Participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Participant would have turned age 70-1/2.

     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Participant's required beginning date, even though payments may actually have been made before that date.

     (d) If the Participant dies before his/her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Participant's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Participant and designated beneficiary as of their birthdays in the year the Participant reaches age 70-1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V

1. The Participant agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulation sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Participant as prescribed by the Internal Revenue Service.

3. The Custodian also agrees to provide the participant's employer the summary description described in section 408(1)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

Article VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with sections 408(a) and 408(p) and the related regulations will be invalid.

Article VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

Article VIII

1. The Participant appoints BankBoston, N.A., or any successor thereto as Custodian of this custodial account. After deduction of all appropriate fees and charges, the balance of Participant's contributions shall be invested as provided herein.

2. The Participant directs the Custodian to invest the custodial account in shares of mutual funds distributed by Liberty Financial Investments, Inc. (the "Sponsor"), or investments otherwise authorized by the Sponsor for use under this Agreement.

     If the Participant fails to make an investment direction, and no investment direction is made on behalf of the Participant by the Participant's employer, or if any such investment direction is unclear in the opinion of the Custodian, the Custodian may hold or return all or a portion of the contribution uninvested without liability pending receipt of proper investment directions or clarification.

     The participant acknowledges that the Custodian and the Sponsor do not undertake to render any investment advice and that neither the Custodian nor the Sponsor is responsible for any loss that results from the Participant's (and where applicable, the Participant's employer's) exercise (or failure to exercise) investment control of the Account. The Custodian shall be entitled to rely completely on investment instructions furnished to it by the Participant (and where applicable, the Participant's employer) and shall have no duty or obligation to question such investment instructions.

3. The Custodian shall have no investment responsibility or discretion with respect to this custodial account. The Custodian shall not vote any fund shares except in accordance with written instructions received from the Participant. In the event the Participant fails or declines to direct the Custodian as to voting any such shares, that failure or declination shall be deemed to be a direction not to vote such shares.

4. This document, together with the Liberty SIMPLE IRA Application, constitutes the entire agreement between the Participant and Custodian and no representative of the Sponsor, any Colonial, Newport or Stein Roe Advisor Fund or any broker-dealer shall be deemed to be a representative of or acting on behalf of Custodian, nor shall any representative have any authority to make representations or to bind the Custodian beyond the terms of this document.

5. The Participant shall have the right, only by written notice in a form acceptable to the Custodian, to designate or to change a beneficiary to receive any benefit to which the Participant may be entitled in the event of his death prior to the complete distribution of the Account. The Custodian may rely upon the last written designation received at the Custodian's office which shall supersede all prior designations. Unless specifically designated otherwise by the Participant in a form acceptable to the Custodian, death benefits shall be distributed equally among all surviving primary beneficiaries or all surviving contingent beneficiaries (should all primary beneficiaries predecease the Participant). If no beneficiary designation is in effect upon the Participant's death, or if the Custodian receives satisfactory proof that all such named beneficiaries have predeceased the Participant, then the Account shall be distributed to the Participant's surviving spouse if the Participant was married at death, otherwise to the Participant's estate.

6. Neither Custodian, Sponsor nor any Colonial, Newport or Stein Roe Advisor Fund assumes any responsibility to make any distribution unless and until Participant specifies in a form acceptable to the Custodian the occasion for such distribution, and the manner of distribution. Custodian and Sponsor shall not be responsible to make distributions in accordance with Article IV following the Participant's attainment of age 70-1/2 other than upon Participant's express instructions. Distributions shall not be made as described in subsection (b) or
(c) of section 3 of Article IV, but only as provided in subsections (a), (d) and
(e).

7. This Liberty SIMPLE IRA Agreement shall terminate upon the complete distribution of the custodial account to Participant or his beneficiaries, to successor individual retirement accounts or annuities, or when no assets otherwise remain in the custodial account and the Custodian shall be relieved from all further liability with respect to the custodial account.

8. The Participant assumes full and sole responsibility for making sure that contributions (including rollovers) are qualified for contribution to the custodial account and that the sum of contributions during a taxable year do not exceed those limits or violate those rules for contributions to SIMPLE IRAs specified in the Code. Upon request of the Participant in a form and manner acceptable to the Custodian, the Custodian shall pay as soon as practicable any excess contribution (within the meaning of section 4973(a) of the Internal Revenue Code), and any income attributable to such excess contribution, as directed by the Participant.

9. The Sponsor may remove the Custodian and appoint a successor custodian upon written notice to Custodian and Participant or any current beneficiary. Custodian may resign upon written notice to Participant or any current beneficiary. Upon its resignation, Custodian may, but shall not be required to, appoint a successor custodian. If a resigning Custodian does not appoint a successor custodian and if no successor custodian is appointed, this Agreement shall be terminated and all assets held in the custodial account distributed to Participant or current beneficiary. Any successor custodian appointed hereunder shall satisfy the requirements of Section 408(a)(2) of the Code. Upon any such successor's acceptance of appointment, the Custodian shall transfer the assets of the custodial account together with copies of relevant books and records to such successor custodian; provided, however, that Custodian is authorized to reserve such sum of money or property as it may deem advisable for payment of any liabilities constituting a charge on or against the assets of the custodial account or of Custodian and where necessary may liquidate such assets. The Custodian shall not be liable for the acts or omissions of any successor custodian.

10. The Custodian shall be entitled to compensation for its services hereunder in accordance with its custodial account fees as may be published and amended from time to time. The Custodian shall also be entitled to reasonable compensation for any extraordinary services rendered and to be reimbursed for any administrative expenses incurred in the performance of its duties hereunder including fees for legal services. All such fees and expenses of the Custodian may be charged against the custodial account in such manner as the Custodian may determine, or at the Custodian's option, may be paid directly by the Participant. The Custodian may pay from the custodial account any other costs, fees or expenses associated with the maintenance or management of the custodial account on the written authorization of the Participant. The Custodian may employ agents and may subcontract in fulfilling its obligations hereunder.

11. The Sponsor may amend this Agreement as the Sponsor determines in its discretion is necessary or desirable, provided, however, that no such amendment may be made which increases the duties of the Custodian without the Custodian's consent.

12. This Agreement shall be construed under the laws of Commonwealth of Massachusetts, or if different, the state of the domicile of Custodian, and shall become effective upon the date accepted by the Custodian as specified in the confirmation statement sent to the Participant by the Sponsor as agent for the Custodian

13. Acceptance of this Agreement by the Participant is indicated by the Participant's signature in the related application Liberty SIMPLE IRA Application.

14. The Sponsor and Custodian may rely upon statements made by the Participant and beneficiary. The Participant and beneficiary shall indemnify the Sponsor and Custodian against any loss or liability which may arise from this Agreement, except which arises from the Custodian's negligence or willful misconduct.

15. The Custodian reserves the right to refuse to accept SIMPLE IRA contributions from employers who do not use the Sponsor's designated contribution transfer software.

16. The parties do not intend to confer any fiduciary duties on the Custodian or Sponsor, and none shall be implied. The Custodian and Sponsor may rely conclusively upon, and shall be protected in acting upon, any written order from the Participant (and where applicable, the Participant's employer) or any other notice, request, consent or certificate reasonably believed to be genuine. Neither the Custodian nor the Sponsor shall have any obligation to verify the allowability, amount, deductibility or effect of any contribution made to, or distribution made from, the Account.

17. The Custodian has the right to liquidate assets in the Participant's SIMPLE IRA account if necessary, to make distributions or pay fees, expenses or taxes properly chargeable against the account. If the Participant fails to direct the Custodian as to when to liquidate assets, the Custodian will decide in its complete and sole discretion and the Participant agrees not to hold the Custodian liable for any adverse consequences that results from the Custodian's decision.

18. Any notice, report, accounting or other communication that the Custodian may give the Participant shall be deemed given when mailed to the Participant at the address on record with the Custodian. All notices that the Participant is required, pursuant to this Agreement, to give to the Custodian shall be deemed given when received by the Custodian if mailed to Colonial Investors Service Center, Inc., or such other address as the Custodian shall provide to the Participant from time to time.

Liberty Simple IRA Disclosure Statement

Introduction

The following information is being provided to you in accordance with the requirements of the Internal Revenue Service and is based on the law as in effect on January 1, 1997, for tax years 1997 and later. This statement describes rules applicable to SIMPLE IRAs. The rules for regular

(not SIMPLE) IRAs are different. If you would like a copy of Liberty's traditional IRA Disclosure Statement please call Colonial Investors Service Center, Inc., at 1-800-345-6611. This disclosure statement should be read together with the Liberty SIMPLE IRA Application, the SIMPLE IRA Custodial Agreement and the prospectus which you have already received from your registered representative.

Revocation

You may revoke this account at any time within seven days after it is established by mailing or delivering a written request for revocation to:
Colonial Investors Service Center, Inc., Agent, P.O. Box 1722, Boston, MA 02105-1722.

Mailed notice will be considered given on the date postmarked (or on the date certified or registered if mailed by this method). Upon proper written notification, you will receive a full refund of your initial contribution, including sales commissions and/or administrative fees. If you have any questions, please call 1-800-345-6611.

Eligibility

You are eligible to establish a SIMPLE IRA if you are eligible to participate in your employer's SIMPLE IRA plan, or if you wish to establish a "rollover" SIMPLE IRA to receive funds which will be rolled over or transferred from another SIMPLE IRA. Please refer to the section titled "Rollovers and Transfers" below.

Generally, you are eligible to participate in your employer's SIMPLE IRA plan in any calendar year if you are reasonably expected to receive at least $5,000 of compensation from your employer in that year, and you earned at least $5,000 from the employer in any two prior calendar years. Your employer's plan may contain more liberal participation rules but may not impose any other conditions on your participation. Your employer's plan may exclude certain employees covered by collective bargaining agreements, and nonresident aliens with no U.S. source income. Please refer to your employer's SIMPLE IRA plan document and the plan's summary description for further information.

If you are a common law employee, "compensation" for SIMPLE IRA plan purposes generally means your W-2 income is increased by any elective deferrals under 401(k), 403(b), SARSEP, 457, and SIMPLE plans. If you are self employed, "compensation" means your net earnings from self-employment under Internal Revenue Code 1402(a) is determined prior to subtracting your SIMPLE IRA contributions.

Limit on Annual Contributions

There are two types of contributions that can be made to your SIMPLE IRA:

1. Rollover contributions from another SIMPLE IRA. You may transfer, or "roll over" funds from another SIMPLE IRA to this IRA. There is no dollar limit on the amount that you may roll over or transfer to this SIMPLE IRA. Please refer to the section titled "Rollovers and Transfers" below.

2. Employer contributions under your employer's SIMPLE IRA plan. If your employer maintains a SIMPLE IRA plan in any year, and you are eligible to participate, you may elect to forego cash compensation from your employer and instead have your employer contribute those dollars on your behalf to your SIMPLE IRA (these contributions are called "elective deferrals"). You may elect to defer up to $6,000* of your compensation in any year. However, if you participate in another employer's qualified plan in the same year, and also defer compensation into that plan, your total elective deferrals for the year may be subject to additional limits. Please refer to the section titled "Excess Contributions and Deferrals" below.

Your employer must make either a "matching contribution" or a "non-elective contribution" to your SIMPLE IRA account. If your employer elects to make a matching contribution, then your employer must match your elective deferrals to the SIMPLE IRA plan on a dollar-for-dollar basis, up to 3% of your annual compensation. Your employer may elect to match less than 3% of your annual compensation (but not less than 1%) but your employer may not do this more often than two years in any five year period.

Your employer may elect instead to make a contribution (called a "non-elective contribution") on behalf of all eligible employees equal to 2% of each employee's annual compensation up to $160,000.* Your employer's plan may limit eligibility for non-elective contributions in any year to employees who receive at least $5,000 of compensation (or a lower dollar amount selected by your employer).

No other contributions may be made to this SIMPLE IRA. Your interest in your SIMPLE IRA is fully vested and nonforfeitable. Please refer to your employer's SIMPLE IRA plan document and the plan's summary description for further information.

*These dollar amounts apply in 1998. These amounts are indexed, and may change each year.

Deductibility of SIMPLE IRA Contributions

You do not deduct the elective deferrals that your employer contributes to the SIMPLE IRA on your behalf. Your income is reduced by the amount of your elective deferrals and your employer reports the reduced amount on your W-2. Employer matching or non-elective contributions to your SIMPLE IRA are not included in your income when made. However, all contributions to your SIMPLE IRA, and earnings, are taxable when withdrawn by you. Please refer to the sections titled "Federal Tax Consequences" and "Distributions from your SIMPLE IRA During Your Life," on page 9 of this application. If you are self-employed you should consult your tax advisor for the proper reporting of SIMPLE IRA contributions.

Annual Contributions

Contributions to your SIMPLE IRA must be made in cash. Your employer must deposit your elective deferrals into your SIMPLE IRA as soon as those contributions can reasonably be segregated from your employer's general assets, but in no event later than the close of the 30 day period following the last day of the month in which your elective deferrals would have otherwise been paid to you in cash. Your employer must deposit employer matching or non-elective contributions into your SIMPLE IRA no later than your employer's due date for filing it's federal tax return for the year.

Excess Contributions and Deferrals

If your employer makes contributions to your SIMPLE IRA that exceed the amount permissible in any year, the excess is includible in your gross income in that year and is treated as an IRA contribution subject to the regular IRA contribution limits. Depending on your circumstances, this may result in an excess IRA contribution. If you withdraw the excess contributions plus related earnings by the due date (including extensions) for filing your tax return for the year, you will avoid a 6% nondeductible excise tax on those excess contributions. (The earnings you withdraw may be subject to the 10%/25% early distribution penalty tax.) If you fail to withdraw the excess contributions and related earnings by your tax return due date the excess contributions will be subject to the 6% penalty tax each year until withdrawn, and may be includible in your gross income again at that time.

Similarly, if you work for more than one employer, and you make salary deferrals both to your employer's SIMPLE IRA plan and to the other employer's plan, you are subject to an overall deferral limit of $10,000 if the other plan is a 401(k), 403(b), salary reduction SEP (SARSEP) or SIMPLE IRA plan, and $8,000 if the other plan is a 457 salary deferral plan. The limit applies to deferrals you make during your taxable year, and any excess is includible in your gross income in the year of deferral. You are responsible for calculating whether you have exceeded your limit for any taxable year. You must withdraw excess deferrals and related income by April 15 following the close of the taxable year to which the deferrals relate. If you do so no penalties will apply. If you fail to do so the excess deferrals will be treated (in that following year) as an IRA contribution subject to the regular IRA contribution limits. Depending on your circumstances, this may result in an excess IRA contribution. If you withdraw the excess contributions plus related earnings by the due date (including extensions) for filing your tax return for that year you will avoid a 6% nondeductible excise tax on the excess contributions. (The earnings you withdraw may be subject to the 10%/25% early distribution penalty tax.) If you fail to withdraw the excess contributions and related earnings by your tax return due date the excess contributions will be subject to the 6% penalty tax each year until withdrawn, and may be includible in your gross income again at that time.

It is your and your Employer's responsibility to ensure that contributions to your SIMPLE IRA do not exceed applicable limits. Neither the Custodian nor Colonial Investors Service Center, Inc. is responsible for advising you with respect to excess contributions or deferrals and their consequences. The Custodian will only make distributions to you in accordance with your specific instructions. The IRS has not yet provided guidance on how these complex rules apply to SIMPLE IRAs, and you should consult your tax advisor if you have any questions.

Rollovers To Your SIMPLE IRA

You may roll over distributions you receive from another SIMPLE IRA to this SIMPLE IRA. You must complete the rollover within 60 days of receiving the distribution from the other SIMPLE IRA. However, you are limited to one rollover from that other SIMPLE IRA in any 12 month period. Further, you may not rollover distributions from the other SIMPLE IRA that are required minimum distributions, or that are part of a series of periodic payments made for your life, your life expectancy or for a period of ten or more years.

If the other SIMPLE IRA permits, you may also arrange for a direct transfer of funds from another SIMPLE IRA to this SIMPLE IRA. Direct transfers between SIMPLE IRA trustees or custodians are not subject to the "one rollover per year" rule described above.

If your employer maintains a SIMPLE IRA plan which requires that you invest your contributions with a particular financial institution, you may have the right to request that your contributions be directly transferred from that financial institution without cost or penalty to the SIMPLE IRA of a financial institution of your choice. Your employer is required to provide you with information regarding this right to make "no cost or penalty" transfers, and the procedures you must follow. You can use this SIMPLE IRA to receive these no cost or penalty transfers.You may not rollover or transfer funds from a regular (not a SIMPLE) IRA to this SIMPLE IRA. You may not rollover or transfer funds from a qualified retirement plan to this SIMPLE IRA.The Custodian will not accept any rollover contribution or transfer which is not in the form of cash.

Distributions From Your SIMPLE IRA During Your Life

(a) Withdrawals. You can make withdrawals from your SIMPLE IRA at any time. Your employer may not require that you retain any portion of the contributions in your SIMPLE IRA account or otherwise impose any withdrawal restrictions. Call 1-800-426-3750 to request a Liberty SIMPLE IRA Distribution Form.

Generally, amounts you withdraw from your SIMPLE IRA are included in your gross income (see "Federal Tax Consequences" on page 10 of this application) and may be subject to an additional 10% nondeductible early distribution tax if you have not attained age 59-1/2. This 10% early distribution penalty is increased to 25% for amounts you receive within the first two years you participate in your employer's SIMPLE IRA plan. The early distribution tax does not apply to:

(1) payments made to your beneficiary or estate after your death;

(2) payments to you because of disability within the meaning of Internal Revenue Code section 72(m)(7);

(3) payments which are part of a series of substantially equal periodic payments (not less frequently than annually) made for your life (or life expectancy) or the joint lives (or life expectancies) of you and your designated beneficiary (you should be aware, however, that the premature distribution tax will be applied retroactively (with interest) to all systematic payments if you change to a method of distribution that does not qualify for the exception either before you attain age 59-1/2 or during the first five years of the distribution);

(4) certain payments you receive after you terminate employment, if you receive unemployment compensation for at least 12 consecutive weeks, up to the amount you pay for health or qualified long-term care insurance in the year you receive the unemployment insurance, or the next year;

(5) payments (other than those in (1) to (4) above) you receive in a year to the extent you have medical expenses in excess of 7.5% of your adjusted gross income for that year (whether or not you itemize deductions);

(6) certain distributions of excess contributions and excess deferrals;

(7) amounts you properly rollover or transfer to another SIMPLE IRA or regular IRA (see (b) below).

(8) distributions from your IRA after December 31, 1997, if you use the amounts to pay qualified higher education expenses for you, your spouse, your child or grandchild or your spouse's child or grandchild. This provision is effective with respect to academic periods beginning after December 31, 1997. An academic period includes a semester, trimester, quarter or other academic term designated by the educational institution.

(9) distributions from your IRA after December 31, 1997, if you use the amounts for qualifying first time homebuyer expenses. This exclusion is limited to $10,000 over your lifetime. A "first time homebuyer" is an individual who has not had (and whose spouse has not had) an ownership interest in a principal residence during the two year period ending on the date the new home is acquired.

(b) Rollovers and Direct Transfers from your SIMPLE IRA. During the first two years you participate in your employer's SIMPLE IRA plan you may withdraw funds from your SIMPLE IRA and deposit them within 60 days to any other SIMPLE IRA in a "tax free rollover." You may also direct the Custodian to transfer funds directly to the custodian or trustee of another SIMPLE IRA.

If, during this two year period, you make a rollover or direct transfer from your SIMPLE IRA to an IRA that is not a SIMPLE IRA the amount of the rollover or transfer will be treated as a distribution from your SIMPLE IRA and includible in your gross income (and you may be subject to the 10% or 25% early distribution tax described above), and will be treated as a contribution to the other IRA. Depending upon your circumstances this could result in an excess contribution to the other IRA. Please refer to the section titled "Excess Contributions and Deferrals" on page 8 of this application.

After the first two years you participate in your employer's SIMPLE IRA plan you may make a tax free rollover or transfer from your SIMPLE IRA to another SIMPLE IRA or regular IRA. Only one rollover may be made from your SIMPLE IRA to another SIMPLE IRA or regular IRA in any one-year period. Direct transfers between trustees or custodians are not subject to this "one rollover per year" rule.

Your employer's SIMPLE IRA plan may require that all plan contributions be invested with a "designated financial institution." If so, you can direct the designated financial institution to transfer your plan assets to a SIMPLE IRA provider of your choice.

(c) Required Distributions: No later than April 1 of the year following the year you attain age 70-1/2 (the "required beginning date") you must begin receiving distributions from your SIMPLE IRA. You may elect to receive either a lump sum payment of your entire balance or monthly, quarterly or annual payments over a period that does not exceed your life expectancy, or that of you and your designated beneficiary. If you elect periodic payments there is a minimum amount you must withdraw by the required beginning date, and each December 31 thereafter. This could result in two minimum distributions in one calendar year. If the distributions during a taxable year are less than the minimum required distribution for the year the IRS may impose a tax equal to 50% of the deficiency.

If you have more than one IRA (including rollover IRAs, SEP IRAs, SIMPLE IRAs and regular

IRAs) you must determine the minimum required distribution separately for each IRA. However, you can total these minimum amounts and take the total from any one or more of the IRAs.Neither the Custodian nor Colonial Investors Service Center, Inc. is responsible for advising you with respect to the minimum amount you are required to receive from your SIMPLE IRA. The Custodian will only make distributions to you in accordance with your specific instructions.

Payments From Your SIMPLE IRA After Your Death

If you die before all the funds held in your SIMPLE IRA have been distributed, the remaining funds in the account will be distributed to your designated beneficiary either outright or periodically, as selected by your beneficiary. The Custodian will make distributions to your beneficiary in accordance with his/her specific instructions. Your beneficiary should be aware that he/she is subject to minimum distribution rules and it is his/her responsibility to make sure that the rules are met. Under the post-death minimum distribution rules, if you die after your Required Distribution Date, the funds remaining in your SIMPLE IRA must continue to be distributed to your designated beneficiary at least as rapidly as under the method or distribution in effect prior to your death. If you die prior to your Required Distribution Date, all the funds in your SIMPLE IRA must be completely distributed to your designated beneficiary by December 31 of the year containing the fifth anniversary of your death unless your designated beneficiary elects, no later than December 31 of the year following the year of your death, to receive funds from your IRA over a fixed period that is no longer than his/her life expectancy. If your beneficiary is your surviving spouse, distribution of funds from your SIMPLE IRA can be made to him/her over a fixed period that is no longer than his/her life expectancy and commencing at any date prior to December 31 of the year in which you would have attained age 70-1/2 (or, if later, December 31 of the calendar year in which you die. In all instances, your spousal beneficiary may also elect to rollover the funds in your SIMPLE IRA into his/her own account or treat your account as his/her own. In this case he/she is not required to make withdrawals from the IRA until April 1 following the year in which he/she reaches age 70-1/2.

The designation of a beneficiary to receive funds from your SIMPLE IRA at your death is not considered a transfer subject to Federal gift taxes. However, any funds remaining in your SIMPLE IRA at your death would be includible in your Federal gross estate. If your spouse is your beneficiary or the beneficiary is a trust which qualifies for the unlimited marital estate tax deduction, no federal estate taxes will be due until after the death of your surviving spouse. Finally, estate taxes may be offset by the $600,000 unified credit against federal estate and gift tax.

Federal Tax Returns

(a) Each year the Custodian will send you IRS Form 5498 reporting contributions made to your SIMPLE IRA for the prior year. The Custodian will also report to you your prior year distributions on IRS Form 1099-R. Copies of these reports are also filed with the IRS.

(b) If you owe additional taxes on excess contributions or deferrals, premature distributions or for insufficient or excessive distributions, you must file IRS Form 5329 with the IRS. IRS Form 5330 must be filed in connection with a prohibited transaction.

(c) If you make nondeductible contributions to any IRA you are required to file Form 8606 in years you make nondeductible contributions, and also in years you make withdrawals from any IRA, including this SIMPLE IRA.

Federal Tax Consequences

(a) Income on your SIMPLE IRA is not taxed as it is earned, but only when it is distributed to you.

(b) Generally, amounts paid to you from your SIMPLE IRA are taxable as ordinary income. However, if you have made nondeductible contributions to any IRA, a portion of your distribution will be nontaxable. The nontaxable amount is the portion of your distribution that bears the same ratio to the distribution as
(i) your aggregate nondeductible contributions to all of your IRAs bear to and (ii) the aggregate balance in all of your IRAs on the last day of the year in which you received your distribution plus the amount of your distribution. For this purpose the balances in all IRAs that you maintain (including regular IRAs, rollover IRAs, SIMPLE IRAs, and SEP IRAs) and all distributions you receive during the year must be aggregated.

Distributions from IRAs, including your SIMPLE IRA, are not eligible for taxation under the special 5 year forwarding averaging rules that apply to distributions from qualified retirement plans.

(c) If you engage in a so-called "prohibited transaction" as defined in the Code, your SIMPLE IRA will be disqualified and the entire balance in your account will be taxed as ordinary income during the year in which such transaction occurs. You may also have to pay the 10%/25% penalty tax on premature distributions. A "prohibited transaction" includes:

(i) the sale, exchange or leasing of any property between your SIMPLE IRA account and you;

(ii) the lending of money or other extension of credit between your SIMPLE IRA account and you;

(iii) the furnishing of goods, services or facilities between your SIMPLE IRA account and you;

(iv) the transfer of assets of your SIMPLE IRA account for your use or for your benefit.

(d) If you pledge all or part of your SIMPLE IRA as security for a loan, the amount so pledged or invested is considered by the Internal Revenue Service to have been distributed to you and will be taxed as ordinary income during the year in which you make such pledge or investment. You may also have to pay the 10%/25% premature distribution tax.

Financial Disclosure

Because the assets held in your SIMPLE IRA are invested at your direction and will be subject to market fluctuation, the value of your account can neither be guaranteed nor projected. However, you will be provided with periodic statements of your SIMPLE IRA, including current market values of investments.

Information about the shares of each mutual fund that you choose for investment through your SIMPLE IRA must be furnished to you in the form of a prospectus governed by the rules of the Securities and Exchange Commission. Please refer to the prospectus for detailed information concerning the fund objectives, the sales charges and the income and expenses of your mutual funds.

Miscellaneous

If you cease participating in your employer's SIMPLE IRA plan (for example, you terminate employment) you may treat your SIMPLE IRA as a regular IRA if two years have elapsed since you first participated in the SIMPLE IRA plan. You should request a current copy of Liberty Financial Investments' regular IRA Disclosure Statement at that time. Call us at 1-800-426-3750.

The IRA Trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance, or be commingled with other property except in a trust or investment fund.

The form of your SIMPLE IRA has been approved by the Internal Revenue Service. Such approval is a determination only as to the form of the SIMPLE IRA and does not represent a determination of the merits of the SIMPLE IRA.

Further information regarding your SIMPLE IRA, and IRAs in general, is available in IRS Publication 590. You may obtain this publication from any IRS district office or by calling the IRS Tax Forms Distribution Center at 1-800-TAX-FORMS.

Form 5304-SIMPLE            Savings Incentive Match Plan for Employees of                 OMB No. 1545-1502
(December 1996)                    Small Employers (SIMPLE)                                DO NOT File with
                    (Not Subject to the Designated Financial Institution Rules)              the Internal
Department of the Treasury                                                                 Revenue Service

Internal Revenue Service
--------------------------------------------------------------------------------

_______________________________________________ establishes the following SIMPLE
                  Name of Employer

plan under section 408(p) of the Internal Revenue Code and pursuant to the instructions contained in this form.
--------------------------------------------------------------------------------

Article I - Employee Eligibility Requirements (Complete appropriate box(es) and blanks - see instructions.)
--------------------------------------------------------------------------------

1 General Eligibility Requirements. The Employer agrees to permit salary reduction contributions to be made in each calendar year to the SIMPLE IRA established by each employee who meets the following requirements (select either 1a or 1b):

  a  |_| Full Eligibility. All employees are eligible.

  b |_| Limited Eligibility. Eligibility is limited to employees who are described in both (i) and (ii) below:

       (i)Current compensation. Employees who are reasonably expected to receive at least $________________ in compensation (not to exceed $5,000) for the calendar year.

       (ii) Prior compensation. Employees who have received at least $________________ in compensation (not to exceed $5,000) during any ________ calendar year(s) (insert 0, 1, or 2) preceding the calendar year.

2   Excludable Employees (OPTIONAL)

     |_| The Employer elects to exclude employees covered under a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining.
--------------------------------------------------------------------------------
Article II - Salary Reduction Agreements (Complete the box and blank, if appropriate - see instructions.)
--------------------------------------------------------------------------------

1 Salary Reduction Election. An eligible employee may make a salary reduction election to have his or her compensation for each pay period reduced by a percentage. The total amount of the reduction in the employee's compensation cannot exceed $6,000* for any calendar year.

2  Timing of Salary Reduction Elections

 a For a calendar year, an eligible employee may make or modify a salary reduction election during the 60-day period immediately preceding January 1 of that year. However, for the year in which the employee becomes eligible to make salary reduction contributions, the period during which the employee may make or modify the election is a 60-day period that includes either the date the employee becomes eligible or the day before.

 b In addition to the election periods in 2a, eligible employees may make salary reduction elections or modify prior elections ______________________________ _________________________________________________________________(If the
   Employer chooses this option, insert a period or periods (e.g. semi-annually, quarterly, monthly, or daily) that will apply uniformly to all eligible employees.)

 c No salary reduction election may apply to compensation that an employee received, or had a right to immediately receive, before execution of the salary reduction election.

 d An employee may terminate a salary reduction election at any time during the
   calendar year. |_| If this box is checked, an employee who terminates a salary reduction election not in accordance with 2b may not resume salary reduction contributions during the calendar year.
--------------------------------------------------------------------------------
Article III - Contributions (Complete the blank, if appropriate - see instructions.)
--------------------------------------------------------------------------------
1 Salary Reduction Contributions. The amount by which the employee agrees to reduce his or her compensation will be contributed by the Employer to the employee's SIMPLE IRA.

2  Other Contributions

 a Matching Contributions

   (i) For each calendar year, the Employer will contribute a matching contribution to each eligible employee's SIMPLE IRA equal to the employee's salary reduction contributions up to a limit of 3% of the employee's compensation for the calendar year.

   (ii) The Employer may reduce the 3% limit for the calendar year in (i) only if:

        (1) The limit is not reduced below 1%; (2) The limit is not reduced for more than 2 calendar years during the 5-year period ending with the calendar year the reduction is effective; and (3) Each employee is notified of the reduced limit within a reasonable period of time before the employees' 60-day election period for the calendar year (described in Article II, item 2a).

  b Nonelective Contributions

   (i) For any calendar year, instead of making matching contributions, the Employer may make nonelective contributions equal to 2% of compensation for the calendar year to the SIMPLE IRA of each eligible employee who has at least $_____________ (not more than $5,000) in compensation for the calendar year. No more than $160,000* in compensation can be taken into account in determining the nonelective contribution for each eligible employee.

   (ii) For any calendar year, the Employer may make 2% nonelective contributions instead of matching contributions only if:

        (1) Each eligible employee is notified that a 2% nonelective contribution will be made instead of a matching contribution; and

        (2) This notification is provided within a reasonable period of time before the employees' 60-day election period for the calendar year (described in Article II, item 2a).

3  Time and Manner of Contributions

 a The Employer will make the salary reduction contributions (described in 1 above) for each eligible employee to the SIMPLE IRA established at the financial institution selected by that employee no later than 30 days after the end of the month in which the money is withheld from the employee's pay. See instructions.

 b The Employer will make the matching or nonelective contributions (described in 2a and 2b above) for each eligible employee to the SIMPLE IRA established at the financial institution selected by that employee no later than the due date for filing the Employer's tax return, including extensions, for the taxable year that includes the last day of the calendar year for which the contributions are made.
--------------------------------------------------------------------------------

For Paperwork Reduction Act Notice, see Instructions.       Cat. No. 23377W     Form 5304-SIMPLE (12-96)
                                                                                   SM-498E-1297 M (1/98)

Form 5304 - SIMPLE (12-96)                                                Page 2
--------------------------------------------------------------------------------
Article IV - Other Requirements and Provisions
--------------------------------------------------------------------------------
1 Contributions in General. The Employer will make no contributions to the SIMPLE IRAs other than salary reduction contributions (described in Article III, item 1) and matching or nonelective contributions (described in Article III, items 2a and 2b).

2 Vesting Requirements. All contributions made under this SIMPLE plan are fully vested and nonforfeitable.

3 No Withdrawal Restrictions. The Employer may not require the employee to retain any portion of the contributions in his or her SIMPLE IRA or otherwise impose any withdrawal restrictions.

4 Selection of IRA Trustee. The employer must permit each eligible employee to select the financial institution that will serve as the trustee, custodian, or issuer of the SIMPLE IRA to which the employer will make all contributions on behalf of that employee.

5 Amendments To This SIMPLE Plan. This SIMPLE plan may not be amended except to modify the entries inserted in the blanks or boxes provided in Article I, II, III, VI, and VII.

6  Effects Of Withdrawals and Rollovers

 a An amount withdrawn from the SIMPLE IRA is generally includible in gross income. However, a SIMPLE IRA balance may be rolled over or transferred on a tax-free basis to another IRA designed solely to hold funds under a SIMPLE plan. In addition, an individual may roll over or transfer his or her SIMPLE IRA balance to any IRA on a tax-free basis after a 2-year period has expired since the individual first participated in a SIMPLE plan. Any rollover or transfer must comply with the requirements under section 408.

 b If an individual withdraws an amount from a SIMPLE IRA during the 2-year period beginning when the individual first participated in a SIMPLE plan and the amount is subject to the additional tax on early distributions under section 72(t), this additional tax is increased from 10% to 25%.
--------------------------------------------------------------------------------
Article V - Definitions
--------------------------------------------------------------------------------
1  Compensation

 a General Definition of Compensation. Compensation means the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in section 6051(a)(3)) and the employee's salary reduction contributions made under this plan, and, if applicable, elective deferrals under a section 401(k) plan, a SARSEP, or a section 403(b) annuity contract and compensation deferred under a section 457 plan required to be reported by the Employer on Form W-2 (as described in section 6051(a)(8)).

 b Compensation for Self-Employed Individuals. For self-employed individuals, compensation means the net earnings from self-employment determined under section 1402(a) prior to subtracting any contributions made pursuant to this plan on behalf of the individual.

2 Employee. Employee means a common-law employee of the Employer. The term employee also includes a self-employed individual and a leased employee described in section 414(n) but does not include a nonresident alien who received no earned income from the Employer that constitutes income from sources within the United States.

3 Eligible Employee. An eligible employee means an employee who satisfies the conditions in Article I, item 1 and is not excluded under Article I, item 2.

4  SIMPLE IRA. A SIMPLE IRA is an individual retirement account described in section 408(a), or an individual retirement annuity described in section 408(b), to which the only contributions that can be made are contributions under a SIMPLE plan and rollovers or transfers from another SIMPLE IRA.
--------------------------------------------------------------------------------
Article VI - Procedures for Withdrawal (The employer will provide each employee with the procedures for withdrawals of contributions received by the financial institution selected by that employee, and that financial institution's name and address (by attaching that information or inserting it in the space below) unless: (1) that financial institution's procedures are unavailable, or (2) that financial institution provides the procedures directly to the employee. See Employee Notification section in the instructions.)
--------------------------------------------------------------------------------

         The Liberty Simple IRA custodian is BankBoston, N.A. You may request a Liberty Simple IRA distribution form by calling 1-800-799-7526 or by writing to Colonial Investors Service Center, Inc., Attn: Retirement Plan Services, P.O. Box 1722 Boston, MA 02105-1722

--------------------------------------------------------------------------------
Article VII - Effective Date
--------------------------------------------------------------------------------
This SIMPLE plan is effective ___________________________. (See instructions.)


                            o   o   o   o   o


__________________________________________   ___________________________________
Name of Employer                             By:    Signature           Date


__________________________________________   ___________________________________
Address of Employer                          Name and title

* This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.
--------------------------------------------------------------------------------

                                                           SM-498E-1297 M (1/98)

Form 5304 - SIMPLE (12-96)                                               Page 3
--------------------------------------------------------------------------------

                    Model Notification to Eligible Employees

I. Opportunity to Participate in the SIMPLE Plan

      You are eligible to make salary reduction contributions to the ___________________________________________________SIMPLE plan. This notice and the attached summary description provide you with information that you should consider before you decide whether to start, continue, or change your salary reduction agreement.

II. Employer Contribution Election

      For the _________ calendar year, the employer elects to contribute to your SIMPLE IRA (employer must select either (1), (2), or (3)):

        |_| (1) A matching contribution equal to your salary reduction contributions up to a limit of 3% of your compensation for the year;

        |_| (2) A matching contribution equal to your salary reduction contributions up to a limit of _______% (employer must insert a number from 1 to 3 and is subject to certain restrictions) of your compensation for the year; or

        |_| (3) A nonelective contribution equal to 2% of your compensation for the year (limited to $160,000*) if you are an employee who makes at least $________________ (employer must insert an amount that is $5,000 or less) in compensation for the year.

III. Administrative Procedures

      If you decide to start or change your salary reduction agreement, you must complete the salary reduction agreement and return it to________________________ (employer should designate a place or (individual) by ________________________ (employer should insert a date that is not less than 60 days after notice is given).

IV.  Employee Selection of Financial Institution

     You must select the financial institution that will serve as the trustee, custodian, or issuer of your SIMPLE IRA and notify your employer of your selection.

-----------------------------------------------------------------

                        Model Salary Reduction Agreement

I. Salary Reduction Election

      Subject to the requirements of the SIMPLE plan of _______________________ (name of employer) I authorize _________% or $______________ (which equals ___________% of my current rate of pay) to be withheld from my pay for each pay period and contributed to my SIMPLE IRA as a salary reduction contribution.

II. Maximum Salary Reduction

      I understand that the total amount of my salary reduction contributions in any calendar year cannot exceed $6,000.*

III. Date Salary Reduction Begins

      I understand that my salary reduction contributions will start as soon as permitted under the SIMPLE plan and as soon as administratively feasible or, if later, ______________________________. (Fill in the date you want the salary reduction contributions to begin. The date must be after you sign this agreement.)

IV. Employee Selection of Financial Institution

      I select the following financial institution to serve as the trustee, custodian, or issuer of my SIMPLE IRA.

       ---------------------------------------------------------------------
       Name of financial institution

       ---------------------------------------------------------------------
       Address of financial institution

       ---------------------------------------------------------------------
       SIMPLE IRA account name and number

      I understand that I must establish a SIMPLE IRA to receive any contributions made on my behalf under this SIMPLE plan. If the information regarding my SIMPLE IRA is incomplete when I first submit my salary reduction agreement, I realize that it must be completed by the date contributions must be made under the SIMPLE plan. If I fail to update my agreement to provide this information by that date, I understand that my employer may select a financial institution for my SIMPLE IRA.

V. Duration of Election

      This salary reduction agreement replaces any earlier agreement and will remain in effect as long as I remain an eligible employee under the SIMPLE plan or until I provide my employer with a request to end my salary reduction contributions or provide a new salary reduction agreement as permitted under this SIMPLE plan.

Signature of employee      ____________________________________________________

Date                       ____________________________________________________

*This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.
--------------------------------------------------------------------------------
                                                           SM-498E-1297 M (1/98)

Form 5304 - SIMPLE (12-96)                                                Page 4
--------------------------------------------------------------------------------

Paperwork Reduction Act Notice

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

     The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:

Recordkeeping   .  .  .  .  .  3 hr., 38 min.
Learning about the
law or the form .  .  .  .  .  2 hr., 26 min.
Preparing the form .  .  .  .  .  .   47 min.

     If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. DO NOT send this form to this address. Instead, keep it for your records.

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.
Note: The instructions for this form are designed to assist in the establishment and administration of the SIMPLE plan; they are not intended to supersede any provisions in the SIMPLE plan.

Purpose of Form

Form 5304-SIMPLE is a model Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) plan document that an employer may use to establish a SIMPLE plan described in section 408(p), under which each eligible employee is permitted to select the financial institution for his or her SIMPLE IRA. It is important that you keep this form for your records. DO NOT file this form with the IRS. For more information, see Pub. 560, Retirement Plans for the Self-Employed, and Pub. 590, Individual Retirement Arrangements (IRAs).

Instructions for the Employer

Which Employers May Establish and Maintain a SIMPLE Plan?

You are eligible to establish and maintain a SIMPLE plan only if you meet both of the following requirements:

     1. Last calendar year, you had no more than 100 employees (including self-employed individuals) who earned $5,000 or more in compensation from you during the year. If you have a SIMPLE plan but later exceed this 100-employee limit, you will be treated as meeting the limit for the two years following the calendar year in which you last satisfied the limit. If the failure to continue to satisfy the 100-employee limit is due to an acquisition or similar transaction involving your business, special rules apply. Consult your tax advisor to find out if you can still maintain the plan after the transaction.

     2. You do not maintain during any part of the calendar year another qualified plan with respect to which contributions are made, or benefits are accrued, for service in the calendar year. For this purpose, a qualified plan (defined in section 219(g)(5)) includes a qualified pension plan, a profit-sharing plan, a stock bonus plan, a qualified annuity plan, a tax-sheltered annuity plan, and a simplified employee pension (SEP) plan.

     Certain related employers (trades or businesses under common control) must be treated as a single employer for purposes of the SIMPLE requirements. These are: (1) a controlled group of corporations under section 414(b); (2) a partnership or sole proprietorship under common control under section 414(c); or
(3) an affiliated service group under section 414(m). In addition, if you have leased employees required to be treated as your own employees under the rules of section 414(n), then you must count all such leased employees for the requirements listed above.

What is a SIMPLE Plan?

A SIMPLE plan is a written arrangement that provides you and your employees with a simplified way to make contributions to provide retirement income for your employees. Under a SIMPLE plan, employees may choose whether to make salary reduction contributions to the SIMPLE plan rather than receiving these amounts as part of their regular compensation. In addition, you will contribute matching or nonelective contributions on behalf of eligible employees (see Employee Eligibility Requirements below and Contributions on page 5). All contributions under this plan will be deposited into a SIMPLE individual retirement account or annuity established for each eligible employee with the financial institution selected by each eligible employee (SIMPLE IRA).

    The information provided below is intended to help you understand and administer the rules of your SIMPLE plan.

When to Use Form 5304-SIMPLE

A SIMPLE plan may be established by using this Model Form or any other document that satisfies the statutory requirements. Thus, you are not required to use Form 5304-SIMPLE to establish and maintain a SIMPLE plan. Further, do not use Form 5304-SIMPLE if:

     1. You want to require that all SIMPLE plan contributions initially go to a financial institution designated by you. (i.e., you do not want to permit each of your eligible employees to choose a financial institution that will initially receive contributions.) However, Form 5305-SIMPLE, Savings Incentive Match Plan for Employees of Small Employers (SIMPLE)(for Use With a Designated Financial Institution), may be used in such a case;

     2. You want employees who are nonresident aliens receiving no earned income from you that constitutes income from sources within the United States to be eligible under this plan; or

     3. You want to establish a SIMPLE 401(k) plan.

Completing Form 5304-SIMPLE

Pages 1 and 2 of Form 5304-SIMPLE contain the operative provisions of your SIMPLE plan. This SIMPLE plan is considered adopted when you have completed all appropriate boxes and blanks and it has been executed by you.

     The SIMPLE plan is a legal document with important tax consequences for you and your employees. You may want to consult with your attorney or tax advisor before adopting this plan.

Employee Eligibility Requirements (Article I)

Each year for which this SIMPLE plan is effective, you must permit salary reduction contributions to be made by all of your employees who are reasonably expected to receive at least $5,000 in compensation from you during the year, and who received at least $5,000 in compensation from you in any 2 preceding years. However, you can expand the group of employees who are eligible to participate in the SIMPLE plan by completing the options provided in Article I, items 1a and 1b. To choose full eligibility, check the box in Article I, item 1a. Alternatively, to choose limited eligibility, check the box in Article I, item 1b, and then insert $5,000 or a lower compensation amount (including

                                                           SM-498E-1297 M (1/98)

Form 5304 - SIMPLE (12-96)                                                Page 5
--------------------------------------------------------------------------------

zero) and 2 or a lower number of years of service in the blanks in (i) and (ii) of Article I, item 1b.

     In addition, you can exclude from participation those employees covered under a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining. You may do this by checking the box in Article I, item 2.

Salary Reduction Agreements (Article II)

As indicated in Article II, item 1, a salary reduction agreement permits an eligible employee to make a salary reduction election to have his or her compensation for each pay period reduced by a percentage (expressed as a percentage or dollar amount). The total amount of the reduction in the employee's compensation cannot exceed $6,000* for any calendar year.

Timing of Salary Reduction Elections

For a calendar year, an eligible employee may make or modify a salary reduction election during the 60-day period immediately preceding January 1 of that year. However, for the year in which the employee becomes eligible to make salary reduction contributions, the period during which the employee may make or modify the election is a 60-day period that includes either the date the employee becomes eligible or the day before.

     You can extend the 60-day election periods to provide additional opportunities for eligible employees to make or modify salary reduction elections using the blank in Article II, item 2b. For example, you can provide that eligible employees may make new salary reduction elections or modify prior elections for any calendar quarter during the 30 days before that quarter.

     You may use (but are not required to) the Model Salary Reduction Agreement on page 3 to enable eligible employees to make or modify salary reduction elections.

     Employees must be permitted to terminate their salary reduction elections at any time. They may resume salary reduction contributions if permitted under
Article II, item 2b. However, by checking the box in Article II, item 2d, you may prohibit an employee who terminates a salary reduction election outside the normal election cycle from resuming salary reduction contributions during the remainder of the calendar year.

Contributions (Article III)

Only contributions described below may be made to this SIMPLE plan. No additional contributions may be made.

Salary Reduction Contributions

As indicated in Article III, item 1, salary reduction contributions consist of the amount by which the employee agrees to reduce his or her compensation. You must contribute the salary reduction contributions to the financial institution selected by each eligible employee.

Other Contributions

Matching Contributions

In general, you must contribute a matching contribution to each eligible employee's SIMPLE IRA equal to the employee's salary reduction contributions. This matching contribution cannot exceed 3% of the employee's compensation. See Definition of Compensation, below.

     You may reduce this 3% limit to a lower percentage, but not lower than 1%. You cannot lower the 3% limit for more than 2 calendar years out of the 5-year period ending with the calendar year the reduction is effective.

Note: If any year in the 5-year period described above is a year before you first established any SIMPLE plan, you will be treated as making a 3% matching contribution for that year for purposes of determining when you may reduce the employer matching contribution.

     In order to elect this option, you must notify the employees of the reduced limit within a reasonable period of time before the applicable 60-day election periods for the year. See Timing of Salary Reduction Elections above. Nonelective contributions. - Instead of making a matching contribution, you may, for any year, make a nonelective contribution equal to 2% of compensation for each eligible employee who has at least $5,000 in compensation for the year. Nonelective contributions may not be based on more than $160,000* of compensation.

     In order to elect to make nonelective contributions, you must notify employees within a reasonable period of time before the applicable 60-day election periods for such year. See Timing of Salary Reduction Elections above.

Note: Insert $5,000 in Article III, item 2b(i) to impose the $5,000 compensation requirement. You may expand the group of employees who are eligible for nonelective contributions by inserting a compensation amount lower than $5,000.

Effective Date (Article VII)

Insert in Article VII, the date you want the provisions of the SIMPLE plan to become effective. You must insert January 1 of the applicable year unless this is the first year for which you are adopting any SIMPLE plan. If this is the first year for which you are adopting a SIMPLE plan, you may insert any date between January 1 and October 1, inclusive of the applicable year. Do not insert any date before January 1, 1997.

Other Important Information About Your SIMPLE Plan

Timing of Salary Reduction Contributions

Under the Internal Revenue Code, for all SIMPLE plans, the employer must make the salary reduction contributions to the financial institution selected by each eligible employee for his or her SIMPLE IRA no later than the 30th day of the month following the month in which the amounts would otherwise have been payable to the employee in cash. The Department of Labor has indicated that most SIMPLE plans are also subject to Title I of the Employee Retirement Income Security Act of 1974 (ERISA). The Department of Labor has informed the IRS that, as a matter of enforcement policy, for these plans, salary reduction contributions must be made to each participant's SIMPLE IRA as of the earliest date on which those contributions can reasonably be segregated from the employer's general assets, but in no event later than the 30-day deadline described above.

Definition of Compensation

"Compensation" means the amount described in section 6051(a)(3) (wages, tips, and other compensation from the employer subject to federal income tax withholding under section 3401(a)). Usually, this is the amount shown in box 1 of Form W-2, Wage and Tax Statement. For further information, see Pub. 15 (Circular E), Employer's Tax Guide. Compensation also includes the salary reduction contributions made under this plan, and, if applicable, compensation deferred under a section 457 plan. In determining an employee's compensation for prior years, the employee's elective deferrals under a section 401(k) plan, a SARSEP, or a section 403(b) annuity contract are also included in the employee's compensation.



*This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.
                                                           SM-498E-1297 M (1/98)

Form 5304 - SIMPLE (12-96)                                                Page 6
--------------------------------------------------------------------------------


     For self-employed individuals, compensation means the net earnings from self-employment determined under section 1402(a) prior to subtracting any contributions made pursuant to this SIMPLE plan on behalf of the individual.

Employee Notification

You must notify each eligible employee prior to the employee's 60-day election period described above that he or she can make or change salary reduction elections and select the financial institution that will serve as the trustee, custodian, or issuer of the employee's SIMPLE IRA. In this notification, you must indicate whether you will provide:

      1. A matching contribution equal to your employees' salary reduction contributions up to a limit of 3% of their compensation;

      2. A matching contribution equal to your employees' salary reduction contributions subject to a percentage limit that is between 1 and 3% of their compensation; or

      3. A nonelective contribution equal to 2% of your employees' compensation.

      You can use the Model Notification to Eligible Employees on page 3 to satisfy these employee notification requirements for this SIMPLE plan. A Summary Description must also be provided to eligible employees at this time. This summary description requirement may be satisfied by providing a completed copy of pages 1 and 2 of Form 5304-SIMPLE (including the information described in Article VI - Procedures for Withdrawal).

      If you fail to provide the employee notification (including the summary description) described above, you will be liable for a penalty of $50 per day until the notification is provided. If you can show that the failure was due to reasonable cause, the penalty will not be imposed.

      If the summary description information with respect to the financial institution (i.e., the name and address of the financial institution and its withdrawal procedures) is not available at the time the employee must be given the summary description, you must provide the summary description without this information. In such a case, you will have reasonable cause for not including this information with respect to the financial institution in the summary description, but only if you see to it that this information is provided to the employee as soon as administratively feasible once the financial institution has been selected.

Reporting Requirements

You are not required to file any annual information returns for your SIMPLE plan, such as Forms 5500, 5500-C/R, or 5500-EZ. However, you must report to the IRS which eligible employees are active participants in the SIMPLE plan and the amount of your employees' salary reduction contributions to the SIMPLE plan on Form W-2. These contributions are subject to social security, medicare, railroad retirement, and federal unemployment tax.

Deducting Contributions

Contributions to this SIMPLE plan are deductible in your tax year containing the end of the calendar year for which the contributions are made.

Contributions will be treated as made for a particular tax year if they are made for that year and are made by the due date (including extensions) of your income tax return for that year.

Summary Description

Each year the SIMPLE plan is in effect, the financial institution for the SIMPLE IRA of each eligible employee must provide the employer the information described in section 408(I)(2)(B). This requirement may be satisfied by providing the employer a current copy of Form 5304-SIMPLE (including instructions) together with the financial institution's procedures for withdrawals from SIMPLE IRAs established at that financial institution, including the financial institution's name and address. The summary description must be received by the employer in sufficient time to comply with the Employee Notification requirements above.

      There is a penalty of $50 per day imposed on the financial institution for each failure by the financial institution to provide the summary description described above. However, if the failure was due to reasonable cause, the penalty will not be imposed.





                                                           SM-498E-1297 M (1/98)